Exhibit 10.1

CERTIFICATE OF FULL REPAYMENT AND RELEASE OF OBLIGATIONS

This Certificate of Full Repayment and Release of Obligations (the “Certificate”) is made and executed on this 23rd day of July 2025, by and between Streeterville Capital, LLC, a Utah limited liability company or its permitted successors or assigns (the “Lender”) and reAlpha Tech Corp., a Delaware corporation (the “Borrower”) in connection with: (i) that certain Note Purchase Agreement, dated August 14, 2024 (the “NPA”), by and between the Lender and the Borrower, and (ii) that certain Secured Promissory Note, dated August 14, 2024 (the “Note”), by and the Lender and the Borrower. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note or NPA.

WHEREAS, the Borrower issued the Note to the Lender in the principal amount of $5,455,000.00, with interest accruing on the Outstanding Balance at the rate of 8% per annum from the Purchase Price Date until the full repayment of the Note; and

WHEREAS, the Borrower has fully repaid the Lender all sums due under the Note, including any accrued interest, late fees, or other charges, and the Borrower has discharged all obligations under the Note;

NOW, THEREFORE, for good and valuable consideration, the Lender hereby certifies and acknowledges as follows:

1.	Full Repayment: The Borrower has made full and final payment to the Lender, and all sums due under the Note, including principal, interest, and any other charges, have been paid in full.

2.	Release of Obligations: The Lender acknowledges that all obligations of the Borrower and any of its Subsidiaries, including for the avoidance of doubt GTG Financial, Inc. and Debt Does Deals, LLC, under the NPA and Note have been completed and discharged. The Lender acknowledges that there are no further amounts due, and the Lender considers all terms of the Note or the NPA, as applicable, fulfilled.

3.	No Further Claims: The Lender hereby irrevocably releases and forever discharges the Borrower from any further claims, demands, or obligations of any kind arising under the Note or the NPA, as applicable. The Lender affirms that it will not pursue any legal action or make any claim against the Borrower related to the Note or the NPA.

4.	Acknowledgment: The Lender acknowledges that this Certificate is being executed voluntarily and with the full understanding that it releases the Borrower from any further liability under the Note and the NPA.

5.	Final Satisfaction: This Certificate serves as evidence that the Note has been satisfied in full, and the Borrower is released from any further obligations or liabilities to the Lender.

[Signature page follows]

IN WITNESS WHEREOF, the Lender has executed this Certificate on the date first above written.

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
Name:	John Fife
Title:	President